Exhibit 99.1

Oragenics Inc. to Present at the H.C. Wainwright 22nd Annual Global Virtual Investment Conference

TAMPA, Fla. (September 11, 2020) – Oragenics, Inc. (NYSE American: OGEN), a biopharmaceutical company dedicated to the development and commercialization of a vaccine candidate to combat the novel coronavirus pandemic (commonly referred to as COVID-19) today announces that Alan Joslyn, Ph.D., President and Chief Executive Officer, is scheduled to present at the H.C. Wainwright 22nd Annual Global Investment Conference (the “Conference”). The Conference is to be held virtually on September 14–16, 2020, and Dr. Joslyn is scheduled to present on Wednesday, September 16, 2020 at 11:00 AM ET.

A live webcast of Dr. Joslyn’s presentation will be available through H.C. Wainwright’s virtual conference portal, located here, and the presentation will be archived on the Oragenics website at https://www.oragenics.com.

In addition, Dr. Joslyn will be available for virtual one-on-one meetings from September 14–16, 2020. To schedule a meeting with Dr. Joslyn, please contact the Conference coordinator at meetings@hcwco.com.

About Oragenics, Inc.

Oragenics, Inc. is focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease. Oragenics is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from novel coronavirus. The Terra CoV-2 immunization leverages coronavirus spike protein research conducted by the National Institute of Health. In addition, Oragenics also has an exclusive worldwide channel collaboration with ILH Holdings, Inc. (n/k/a Eleszto Genetika, Inc.) relating to the development of novel lantibiotics.

For more information about Oragenics, please visit www.oragenics.com.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the following: the Company’s ability to advance the development of TerraCoV2 under the timelines and in accord with the milestones it projects; the Company’s ability to obtain funding for the development of Noachis Terra’s TerraCoV2 vaccine, whether through its own cash on hand, a grant from BARDA, or another alternative source; the regulatory application process, research and development stages, and future clinical data and analysis relating to TerraCoV2, including any decisions by regulatory authorities, such as the FDA and investigational review boards, whether favorable or unfavorable; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the nature of competition and development relating to COVID-19 immunization and therapeutic treatments; other potential adverse impacts due to the global COVID-19 pandemic, such as delays in regulatory review, interruptions to manufacturers and supply chains, adverse impacts on healthcare systems and disruption of the global economy; and general economic and market conditions risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. Oragenics assumes no responsibility to update any forward-looking statements contained in this press release or with respect to the matters described herein.

CONTACTS

Oragenics:

Michael Sullivan

Chief Financial Officer

813-286-7900

msullivan@oragenics.com

Investors:

John Marco

Managing Director

CORE IR

516-222-2560

johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com